                                                                     EXHIBIT (j)

                                  [KPMG letterhead]


                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Equity Portfolios, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 30, 1998